UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026
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SELECTQUOTE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39295	94-3339273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(Address of principal executive offices) (Zip code)

(913) 599-9225
(Registrant’s telephone number, including area code)

No change since last report
(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 19, 2026, SelectQuote, Inc. (the “Company”) received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating that the Company is no longer in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period.

The Company will notify the NYSE of its intent to cure the stock price deficiency and return to compliance with the continued listing standard. The Company can regain compliance at any time within the six-month cure period following receipt of the Notice if, on the last trading day of any calendar month during the cure period, the Company’s common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company intends to closely monitor its stock price during the cure period and will, if necessary, consider available alternatives to cure the stock price deficiency. If the Company determines that curing the deficiency will require taking action that must be approved by the Company’s stockholders, the price condition will be deemed cured if the price of the Company’s common stock promptly exceeds $1.00 per share following such action and remains above that level for at least the following 30 trading days.

The Company’s common stock will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s compliance with other NYSE continued listing standards.

Item 7.01 Regulation FD Disclosure.

As required by Section 802.01C of the NYSE Listed Company Manual, the Company issued a press release on March 25, 2026 announcing its receipt of the Notice. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the Company’s current views with respect to, among other things, future events, including the Company’s notification of the NYSE of its intent to cure the stock price deficiency and any potential plans for doing so. Forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, and expected future developments, as well as other factors we believe are appropriate under the circumstances. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Although we believe the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied in these forward-looking statements due to a number of factors, many of which are beyond our control, including our ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period, our ability to continue to comply with applicable NYSE listing standards, and other factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2025 and other filings the Company has made and may make with the Securities and Exchange Commission in the future. All of the forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. Except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTQUOTE, INC.

Date: March 25, 2026	By:	/s/ Daniel A. Boulware
	Name:	Daniel A. Boulware
	Title:	General Counsel and Secretary